EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


Board of Directors
Cybertel Communications Corp.
Las Vegas, NV

We hereby Consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 21, 2003 which appears in the Registrant's Form 10-KSB for the year ended December 31, 2002.

Malone & Baily, PLLC
January 13, 2004


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